Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated June 10, 2004, in the Registration Statement (Form SB-2) and related Prospectus of Douglas Lake Minerals, Inc. for the registration of shares of its common stock.

/s/ "Manning Elliott"

MANNING ELLIOTT

CHARTERED ACCOUNTANTS

Vancouver, Canada

July 21, 2004